Exhibit 99.2

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF INCOME

	For the year ended December 31,
	2012	2011	2010
	(in millions, except per unit amounts)
Operating revenue	$6,706.1	$9,109.8	$7,736.1

Operating expenses:
Cost of natural gas	4,570.1	7,100.1	5,963.3
Environmental costs, net of recoveries	(91.3)	(113.3)	600.8
Oil measurement adjustments	(11.5)	(63.4)	5.6
Operating and administrative	852.0	705.0	576.5
Power	148.8	144.8	141.1
Depreciation and amortization	344.8	339.8	311.2
Impairment charge	—	—	10.3

	5,812.9	8,113.0	7,608.8

Operating income	893.2	996.8	127.3
Interest expense	345.0	320.6	274.8
Other income	10.0	6.5	17.5

Income (loss) before income tax expense	558.2	682.7	(130.0)
Income tax expense	8.1	5.5	7.9

Net income (loss)	550.1	677.2	(137.9)
Less: Net income attributable to noncontrolling interest	57.0	53.2	60.6

Net income (loss) attributable to general and limited partner ownership interest in Enbridge Energy Partners, L.P.	$493.1	$624.0	$(198.5)

Net income (loss) allocable to limited partner interest	$369.2	$520.5	$(260.1)

Net income (loss) per limited partner unit (basic and diluted)	$1.27	$1.99	$(1.09)

Weighted average limited partner units outstanding	290.6	262.3	239.1

Cash distributions paid per limited partner unit outstanding	$2.1520	$2.0925	$2.0240

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2012	2011	2010
	(unaudited; in millions)
Cash provided by operating activities
Net income (loss)	$550.1	$677.2	(137.9)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	344.8	339.8	311.2
Derivative fair value net (gains) losses	18.5	(30.1)	6.1
Inventory market price adjustments	9.8	3.6	4.1
Environmental costs	72.6	171.2	600.8
Impairment charge	—	—	10.3
Other	3.0	20.5	9.7
Changes in operating assets and liabilities, net of acquisitions:
Receivables, trade and other	42.7	(2.6)	(20.0)
Due from General Partner and affiliates	(3.1)	3.8	(9.1)
Accrued receivables	(61.8)	174.6	(231.2)
Inventory	11.1	37.5	(68.0)
Current and long-term other assets	(7.3)	(7.7)	(2.0)
Due to General Partner and affiliates	(12.5)	4.9	3.9
Accounts payable and other	(8.6)	46.4	55.3
Environmental liabilities	(100.3)	(292.3)	(337.1)
Accrued purchases	(19.1)	(101.6)	161.1
Interest payable	(0.9)	9.6	15.0
Property and other taxes payable	12.0	9.6	8.7
Settlement of interest rate derivatives	—	(18.8)	(3.0)

Net cash provided by operating activities	851.0	1,045.6	377.9

Cash used in investing activities
Additions to property, plant and equipment	(1,826.2)	(1,096.6)	(716.2)
Changes in construction payables	86.3	51.4	12.6
Asset acquisitions	—	(46.6)	(713.3)
Proceeds from the sale of net assets	9.5	3.7	—
Joint venture contributions	(168.5)	—	—
Other	(7.7)	(10.9)	(10.9)

Net cash used in investing activities	(1,906.6)	(1,099.0)	(1,427.8)

Cash provided by financing activities
Net proceeds from unit issuances	457.0	881.4	414.7
Distributions to partners	(660.3)	(565.7)	(481.6)
Repayments of long-term debt	(100.0)	(31.0)	(31.0)
Repayments to General Partner	(12.0)	(12.4)	(330.7)
Net proceeds from issuances of long-term debt	—	740.7	890.5
Net borrowings under credit facility	—	—	(765.0)
Net commercial paper borrowings (repayments)	884.9	(609.8)	884.7
Borrowings from General Partner	—	7.0	408.4
Contribution from noncontrolling interest	350.9	3.3	102.3
Distributions to noncontrolling interest	(59.9)	(76.4)	(38.6)
Other	—	(5.7)	(2.5)

Net cash provided by financing activities	860.6	331.4	1,051.2

Net increase (decrease) in cash and cash equivalents	(195.0)	278.0	1.3
Cash and cash equivalents at beginning of year	422.9	144.9	143.6

Cash and cash equivalents at end of period	$227.9	$422.9	$144.9

ENBRIDGE ENERGY PARTNERS, L.P.

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	December 31,
	2012	2011
	(in millions)
ASSETS
Current assets
Cash and cash equivalents	$227.9	$422.9
Receivables, trade and other, net of allowance for doubtful accounts of $1.9 in 2012 and $1.5 in 2011	142.4	235.3
Due from General Partner and affiliates	27.2	23.3
Accrued receivables	569.7	507.9
Inventory	72.7	93.6
Other current assets	48.0	36.4

	1,087.9	1,319.4
Property, plant and equipment, net	10,937.6	9,439.4
Goodwill	246.7	246.7
Intangibles, net	257.2	265.3
Other assets, net	267.4	99.3

	$12,796.8	$11,370.1

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Due to General Partner and affiliates	$43.5	$55.0
Accounts payable and other	646.0	478.6
Environmental liabilities	108.0	172.1
Accrued purchases	484.1	503.2
Interest payable	69.0	69.9
Property and other taxes payable	71.4	59.4
Note payable to General Partner	12.0	12.0
Current maturities of long-term debt	200.0	100.0

	1,634.0	1,450.2
Long-term debt	5,501.7	4,816.1
Note payable to General Partner	318.0	330.0
Other long-term liabilities	95.2	161.7

	7,548.9	6,758.0

Commitments and contingencies
Partners’ capital
Class A common units (254,208,428 and 238,043,964 at December 31, 2012 and December 31, 2011, respectively)	3,590.2	3,386.7
Class B common units (7,825,500 at December 31, 2012 and December 31, 2011)	83.9	82.2
i-units (41,198,424 and 38,566,334 at December 31, 2012 and December 31, 2011, respectively)	801.8	728.6
General Partner	299.0	285.6
Accumulated other comprehensive income (loss)	(320.5)	(316.5)

Total Enbridge Energy Partners, L.P. partners’ capital	4,454.4	4,166.6
Noncontrolling interest	793.5	445.5

Total partners’ capital	5,247.9	4,612.1

	$12,796.8	$11,370.1

NET INCOME PER LIMITED PARTNER AND GENERAL PARTNER INTEREST

We allocate our net income among our general partner and limited partners using the two-class method in accordance with applicable authoritative accounting guidance. Under the two-class method, we allocate our net income, including any incentive distribution rights, or IDRs, embedded in the general partner interest, to Enbridge Energy Company Inc., or our General Partner, and our limited partners according to the distribution formula for available cash as set forth in our partnership agreement. We also allocate any earnings in excess of distributions to our General Partner and limited partners utilizing the distribution formula for available cash specified in our partnership agreement. We allocate any distributions in excess of earnings for the period to our General Partner and limited partners based on their sharing of losses of 2% and 98%, respectively, as set forth in our partnership agreement.

In February 2011, the board of directors of Enbridge Energy Management, L.L.C., as delegate of our General Partner, approved a split of our units, which was effected by a distribution on April 21, 2011 of one common unit for each common unit outstanding and one i-unit for each i-unit outstanding to unit holders of record on April 7, 2011. As a result of this unit split, we have retrospectively restated the computation of our “Net income (loss) per limited partner unit (basic and diluted)” in the table below and restated the number of units in our consolidated statements of financial position to present the prior year amounts on a split-adjusted basis. Additionally, the formula for distributing available cash among our General Partner and limited partners was revised to reflect this unit split, as set forth in our partnership agreement, as amended, and is presented below.

Distribution Targets	Portion of Quarterly Distribution Per Unit	Percentage Distributed to General Partner	Percentage Distributed to Limited partners
Minimum Quarterly Distribution	Up to $0.295	2%	98%
First Target Distribution	> $0.295 to $0.35	15%	85%
Second Target Distribution	> $0.35 to $0.495	25%	75%
Over Second Target Distribution	In excess of $0.495	50%	50%

We determined basic and diluted net income (loss) per limited partner unit as follows:

	For the year ended December 31,
	2012	2011	2010
	(in millions, except per unit amounts)
Net income (loss)	$550.1	$677.2	$(137.9)
Less: Net income attributable to noncontrolling interest	57.0	53.2	60.6

Net income (loss) attributable to general and limited partner interests in Enbridge Energy Partners, L.P.	493.1	624.0	(198.5)
Less distributions paid:
Incentive distributions to our General Partner	(116.3)	(92.9)	(66.9)
Distributed earnings allocated to our General Partner	(13.0)	(11.6)	(10.1)

Total distributed earnings to our General Partner	(129.3)	(104.5)	(77.0)
Total distributed earnings to our limited partners	(636.3)	(568.3)	(493.1)

Total distributed earnings	(765.6)	(672.8)	(570.1)

Overdistributed earnings $	(272.5)	$(48.8)	$(768.6)

Weighted average limited partner units outstanding	290.6	262.3	239.1

Basic and diluted earnings per unit:
Distributed earnings per limited partner unit (1)	$2.19	$2.17	$2.06
Overdistributed earnings per limited partner unit (2)	(0.92)	(0.18)	(3.15)

Net income (loss) per limited partner unit (basic and diluted)	$1.27	$1.99	$(1.09)

(1)	Represents the total distributed earnings to limited partners divided by the weighted average number of limited partner interests outstanding for the period.
(2)

Represents the limited partners’ share (98%) of distributions in excess of earnings divided by the weighted average number of limited partner interests outstanding for the period and under distributed earnings allocated to the limited partners based on the distribution waterfall that is outlined in our partnership agreement.

SEGMENT INFORMATION

Our business is divided into operating segments, defined as components of the enterprise, about which financial information is available and evaluated regularly by our Chief Operating Decision Maker, collectively comprised of our senior management, in deciding how resources are allocated and performance is assessed.

Each of our reportable segments is a business unit that offers different services and products that is managed separately, since each business segment requires different operating strategies. We have segregated our business activities into three distinct operating segments: Liquids, Natural Gas and Marketing.

The following tables present certain financial information relating to our business segments and corporate activities:

	As of and for the year ended December 31, 2012
	Liquids	Natural Gas	Marketing	Corporate (1)	Total
	(in millions)
Total revenue	$1,347.3	$4,891.6	$1,418.1	$—	$7,657.0
Less: Intersegment revenue	1.5	923.9	25.5	—	950.9

Operating revenue	1,345.8	3,967.7	1,392.6	—	6,706.1
Cost of natural gas	—	3,172.7	1,397.4	—	4,570.1
Environmental costs, net of recoveries	(91.3)	—	—	—	(91.3)
Oil measurement adjustments	(11.5)	—	—	—	(11.5)
Operating and administrative	383.0	460.1	6.6	2.3	852.0
Power	148.8	—	—	—	148.8
Depreciation and amortization	210.0	134.8	—	—	344.8

	639.0	3,767.6	1,404.0	2.3	5,812.9
Operating income (loss)	706.8	200.1	(11.4)	(2.3)	893.2
Interest expense	—	—	—	345.0	345.0
Other income	—	—	—	10.0	10.0

Income (loss) before income tax expense	706.8	200.1	(11.4)	(337.3)	558.2
Income tax expense	—	—	—	8.1	8.1

Net income (loss)	706.8	200.1	(11.4)	(345.4)	550.1
Less: Net income attributable to the noncontrolling interest	—	—	—	57.0	57.0

Net income (loss) attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$706.8	$200.1	$(11.4)	$(402.4)	$493.1

Total assets (2)	$7,361.1	$5,162.2	$172.6	$100.9	$12,796.8

Capital expenditures (excluding acquisitions)	$1,373.4	$439.7	$—	$13.1	$1,826.2

(1)

Corporate consists of interest expense, interest income, allowance for equity during construction, noncontrolling interest and other costs such as income taxes, which are not allocated to the business segments.

(2)	Totals assets for our Natural Gas Segment includes our long term equity investment in the Texas Express Pipeline project.

	As of and for the year ended December 31, 2011
	Liquids	Natural Gas	Marketing	Corporate (1)	Total
	(in millions)
Total revenue	$1,286.7	$7,149.3	$2,173.5	$—	$10,609.5
Less: Intersegment revenue	1.3	1,456.8	41.6	—	1,499.7

Operating revenue	1,285.4	5,692.5	2,131.9	—	9,109.8
Cost of natural gas	—	4,973.8	2,126.3	—	7,100.1
Environmental costs, net of recoveries	(112.9)	(0.4)	—	—	(113.3)
Oil measurement adjustments	(63.4)	—	—	—	(63.4)
Operating and administrative	303.6	392.9	6.3	2.2	705.0
Power	144.8	—	—	—	144.8
Depreciation and amortization	197.1	142.6	0.1	—	339.8

	469.2	5,508.9	2,132.7	2.2	8,113.0
Operating income (loss)	816.2	183.6	(0.8)	(2.2)	996.8
Interest expense	—	—	—	320.6	320.6
Other income	—	—	—	6.5	6.5

Income (loss) before income tax expense	816.2	183.6	(0.8)	(316.3)	682.7
Income tax expense	—	—	—	5.5	5.5

Net income (loss)	816.2	183.6	(0.8)	(321.8)	677.2
Less: Net income attributable to the noncontrolling interest	—	—	—	53.2	53.2

Net income (loss) attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P.	$816.2	$183.6	$(0.8)	$(375.0)	$624.0

Total assets (2)	$6,157.1	$4,680.6	$179.4	$353.0	$11,370.1

Capital expenditures (excluding acquisitions)	$654.0	$432.8	$—	$9.8	$1,096.6

(1)

Corporate consists of interest expense, interest income, allowance for equity during construction, noncontrolling interest and other costs such as income taxes, which are not allocated to the business segments.

(2)

For comparability purposes, we have made reclassifications of approximately $10.7 million out of Total Corporate assets into Total Natural Gas assets for the December 31, 2011 balances. The reclassification represents our long term equity investment in the Texas Express Pipeline project as of December 31, 2011.

	As of and for the year ended December 31, 2010
	Liquids	Natural Gas	Marketing	Corporate (1)	Total
	(in millions)
Total revenue	$1,173.6	$5,745.7	$2,379.1	$—	$9,298.4
Less: Intersegment revenue	1.8	1,515.6	44.9	—	1,562.3

Operating revenue	1,171.8	4,230.1	2,334.2	—	7,736.1
Cost of natural gas	—	3,641.9	2,321.4	—	5,963.3
Environmental costs, net of recoveries	600.8	—	—	—	600.8
Oil measurement adjustments	5.6	—	—	—	5.6
Operating and administrative	259.9	303.6	8.9	4.1	576.5
Power	141.1	—	—	—	141.1
Depreciation and amortization	178.8	132.2	0.2	—	311.2
Impairment charge	10.3	—	—	—	10.3

	1,196.5	4,077.7	2,330.5	4.1	7,608.8
Operating income (loss)	(24.7)	152.4	3.7	(4.1)	127.3
Interest expense	—	—	—	274.8	274.8
Other income	—	—	—	17.5	17.5

Income (loss) before income tax expense	(24.7)	152.4	3.7	(261.4)	(130.0)
Income tax expense	—	—	—	7.9	7.9

Net income (loss)	(24.7)	152.4	3.7	(269.3)	(137.9)
Less: Net income attributable to the noncontrolling interest	—	—	—	60.6	60.6

Net income (loss) attributable to general and limited partner ownership interests in Enbridge Energy Partners, L.P. $	(24.7)	$152.4	$3.7	$(329.9)	$(198.5)

Total assets	$5,467.6	$4,494.1	$237.8	$241.5	$10,441.0

Capital expenditures (excluding acquisitions)	$427.7	$279.9	$—	$8.6	$716.2

(1)

Corporate consists of interest expense, interest income, allowance for equity during construction, noncontrolling interest and other costs such as income taxes, which are not allocated to the business segments.